Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of February 7, 2018, by and between Terra Nitrogen Company, L.P., a Delaware limited partnership (the “Partnership”), and Terra Nitrogen GP Inc., a Delaware corporation (“TNGP”). Capitalized terms used in this Agreement but not otherwise defined herein have the meanings ascribed thereto in the Partnership Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to Section 17.1 of the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 1, 2005, as amended (the “Partnership Agreement”), if at any time not more than 25% of the total Units of any class then issued and outstanding are held by persons other than the General Partner and its affiliates, the Partnership, in the sole discretion of the General Partner, has the right to call, or to assign to the General Partner or its affiliates (such right to assign, the “Right to Assign”), the right to acquire all, but not less than all, of the Units of such class held by persons other than the General Partner or its affiliates at a price per Unit to be determined in accordance with Section 17.1 of the Partnership Agreement;

WHEREAS, TNGP is the General Partner under the Partnership Agreement;

WHEREAS, an affiliate of TNGP holds approximately 75.1% of the common units representing limited partner interests in the Partnership (the “Common Units”);

WHEREAS, the Partnership has agreed to assign to TNGP, pursuant to the Right to Assign, the right to acquire all, but not less than all, of the Common Units not held by the General Partner or its affiliates (the “Call Right”), and TNGP has agreed to accept assignment of the Call Right; and

WHEREAS, TNGP has agreed to assume, and thereafter pay, perform and discharge as and when due, all obligations of the Partnership of every kind or description under the Partnership Agreement arising out of, or relating to, the Call Right.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Partnership and TNGP, intending to be legally bound, hereby agree as follows:

1.                                      Assignment of Call Right. The Partnership hereby assigns to TNGP the Call Right, in its entirety, in accordance with Section 17.1 of the Partnership Agreement.

2.                                      Acceptance and Assumption of Call Right.  TNGP hereby (i) accepts the assignment of the Call Right and (ii) agrees to assume, and thereafter to pay, perform and discharge as and when due, all obligations of the Partnership of every kind or description under the Partnership Agreement arising out of, or relating to, the Call Right.

3.                                      Obligations of the Partnership under the Partnership Agreement.  Nothing in this Agreement shall be deemed to relieve the Partnership of its obligations under the Partnership Agreement.

4.                                      Entire Agreement.  Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any representation, warranty, right, obligation, claim or remedy created by the Partnership Agreement.  In the event of any conflict between any provision of the Partnership Agreement and this Agreement, the Partnership Agreement shall control.

5.                                      Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the Partnership and TNGP and their respective successors and permitted assigns.

6.                                      No Third-Party Rights.  The provisions of this Agreement are intended to bind the parties hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

7.                                      Further Assurances.  The Partnership and TNGP agree that, from time to time, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably necessary to carry out the purposes and intents of this Agreement and the transactions contemplated hereby.

8.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

9.                                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute a single instrument.

10.                               Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

11.                               Headings; References.  All section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the date first above written.

TERRA NITROGEN COMPANY, L.P.

By:	Terra Nitrogen GP Inc.
Its:	General Partner

By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Senior Vice President, General Counsel, and Secretary

TERRA NITROGEN GP INC.

By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Senior Vice President, General Counsel, and Secretary

[Assignment and Assumption Agreement]